EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common shares, nominal value EUR 0.04 per share, of INNIO N.V., a public company with limited liability (naamloze vennootschap) under Dutch law, and that this agreement may be included as an exhibit to such joint filing.

Date: August 13, 2026
ADVENT INTERNATIONAL, L.P.

By: ADVENT INTERNATIONAL GP, LLC, GENERAL PARTNER

/s/ Neil Crawford
Name: Neil Crawford
Title: Senior Director, Fund Administration

ADVENT INTERNATIONAL GP, LLC

/s/ Neil Crawford
Name: Neil Crawford
Title: Senior Director, Fund Administration

AI ALPINE (LUXEMBOURG) S.A R.L. AI ALPINE PARENT & CY S.C.A.

By: AI ALPINE GP S.A R.L., LIQUIDATOR

/s/ Jean-Francois Jochum
Name: Jean-Francois Jochum
Title: Manager

/s/ Kremena Popova
Name: Kremena Popova
Title: Manager

ABU DHABI INVESTMENT AUTHORITY

/s/ Ahmed AlNeyadi
Name: Ahmed AlNeyadi
Title: Authorized Signatory

/s/ Saif Surour AlMashghouni
Name: Saif Surour AlMashghouni
Title: Authorized Signatory